FOR:	International Speedway Corporation
CONTACT:	Wes Harris Senior Director, Investor Relations (386) 947-6465
FOR IMMEDIATE RELEASE

INTERNATIONAL SPEEDWAY INITIATES 2006 FINANCIAL GUIDANCE

     DAYTONA BEACH, Fla. - December 15, 2005 - International Speedway Corporation (NASDAQ/NM: ISCA; OTC Bulletin Board: ISCB) ("ISC") today initiated financial guidance for the fiscal year ending November 30, 2006.

     "ISC will continue to leverage strategic internal initiatives and positive industry trends to fuel its near- and long-term growth," commented Lesa France Kennedy, President of ISC.  "Supported by a portfolio of premier events located in key markets across the country, we remain well positioned to successfully execute our long-term business plan and drive increases in all of our major revenue categories.  At the industry level, NASCAR racing will benefit from increased awareness generated by the promotional commitment from all of the major networks involved in the recently announced broadcast rights agreements.  The sport will maintain a substantial network presence, and will reach a broader fan base through the use of other content platforms.  In addition, the new agreements provide the company with significant long-term revenue and cash flow visibility.  We are committed to prudently investing capital to maintain our track record of building value for our shareholders, and look forward to a strong 2006 and beyond."

Revenues and Earnings per Share:

     For the twelve months ending November 30, 2006, the Company anticipates total revenues to range between $780 and $800 million.  In addition, earnings are expected to range between $3.20 and $3.30 per diluted share, excluding potential legal expenses associated with the Kentucky Speedway, LLC civil action filed in July 2005 against NASCAR and ISC.

      The United States District Court, Eastern District of Kentucky (the "Court") is expected to render a decision on the Company's motion to dismiss following a hearing which is scheduled on January 12, 2006.  If the Court denies ISC's motion, the Company will proceed with its defense, which could result in additional expenses in the low seven figures, or up to $0.04 per diluted share in earnings, for fiscal 2006.

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ISC INITIATES 2006 FINANCIAL GUIDANCE

Margins:

                           Quarter            Quarter             Quarter           Quarter              Year
                            Ending             Ending              Ending            Ending              Ending
                           02/28/06            05/31/06         08/31/06         11/30/06         11/30/06
EBITDA (1)       46% - 47%     38% - 39%      40% - 41%    46% - 47%     43% - 44%
Operating         39% - 40%     30% - 31%       32% - 33%    40% - 41%     36% - 37%

(1) EBITDA is a non-GAAP financial measure used by the Company as an important indicator if it's operating margin. It is defined as earnings before interest, taxes, depreciation and amortization.
Major Event Schedule Comparison:

	First Quarter		Second Quarter		Third Quarter		Fourth Quarter		Full Fiscal Year
Series Name	2005	2006	2005	2006	2005	2006	2005	2006	2005	2006
NASCAR NEXTEL Cup	4	4	5	5	5	5	7	7	21	21
NASCAR Busch	2	2	4	4	4	5	5	5	15	16
NASCAR Craftsman Truck	2	2	1	1	2	2	4	4	9	9
IRL IndyCar	0	0	2	1	3	4	3	1	8	6
Crown Royal IROC	1	1	0	0	0	0	1	1	2	2
ARCA RE/MAX	1	1	0	0	3	3	2	2	6	6
Grand Am Rolex Sports Car	1	1	2	2	3	3	2	0	8	6
AMA Superbike/Supercross	0	0	3	3	0	0	0	0	3	3
	11	11	17	16	20	22	24	20	72	69
Capital Spending:

     The Company expects spending for capital projects at its existing facilities to range between $80 and $100 million annually for fiscal 2006 and the next several years.  Spending for fiscal 2006 includes: seat and/or suite expansion at Phoenix International Raceway and Darlington Raceway; track repaving at Talladega Superspeedway; frontstretch/midway improvements at California Speedway; land and land improvements at various facilities for expansion of parking, camping capacity and other uses; and a variety of other improvements and fan enhancements to ISC's facilities.

     It is important to note the above range does not include capital expenditures associated with: the Company's facility development projects (New York and Seattle); business acquisitions; the potential joint venture retail, entertainment, office and residential project near Daytona International Speedway; and other external strategic initiatives.

ISC INITIATES 2006 FINANCIAL GUIDANCE

Conference Call Scheduled

     The management of ISC will host a conference call today with investors at 9:00 a.m. Eastern time.  To participate, dial 888-693-3477 five to ten minutes prior to the scheduled start time and request to be connected to the ISC guidance call.  A live webcast will also be available at that time on the Company's Web site, www.iscmotorsports.com, under the "Investor Relations" section.

     A replay will be available one hour after the end of the call through midnight Friday, December 30, 2005.  To access, dial 877-519-4471 and enter the code 6812940, or visit the "Investor Relations" section of the Company's Web site.

     International Speedway Corporation is a leading promoter of motorsports activities in the United States, currently promoting more than 100 racing events annually as well as numerous other motorsports-related activities.  The Company owns and/or operates 11 of the nation's major motorsports entertainment facilities, including Daytona International Speedway in Florida (home of the Daytona 500); Talladega Superspeedway in Alabama; Michigan International Speedway located outside Detroit; Richmond International Raceway in Virginia; California Speedway near Los Angeles; Kansas Speedway in Kansas City, Kansas; Phoenix International Raceway in Arizona; Homestead-Miami Speedway in Florida; Martinsville Speedway in Virginia; Darlington Raceway in South Carolina; and Watkins Glen International in New York.  Other motorsports entertainment facility ownership includes an indirect 37.5% interest in Raceway Associates, LLC, which owns and operates Chicagoland Speedway and Route 66 Raceway near Chicago, Illinois.

     The Company also owns and operates MRN Radio, the nation's largest independent sports radio network; DAYTONA USA, the "Ultimate Motorsports Attraction" in Daytona Beach, Florida, the official attraction of NASCAR; and subsidiaries which provide catering services, food and beverage concessions, and produce and market motorsports-related merchandise under the trade name "Americrown."  In addition, the Company has an indirect 50 percent interest in a business called Motorsports Authentics, which markets and distributes motorsports-related merchandise licensed by certain competitors in NASCAR racing. For more information, visit the Company's Web site at www.iscmotorsports.com.

Statements made in this release that express the Company's or management's beliefs or expectations and which are not historical facts or which are applied prospectively are forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained in or implied by such forward-looking statements. The Company's results could be impacted by risk factors, including, but not limited to, weather surrounding racing events, government regulations, economic conditions, consumer and corporate spending, military actions, air travel and national or local catastrophic events. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings including, but not limited to, the 10-K and subsequent 10-Qs. Copies of those filings are available from the Company and the SEC. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be needed to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by International Speedway or any other person that the events or circumstances described in such statement are material.

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